Exhibit 99.1
Coca-Cola Reports Third Quarter 2025 Results

Global Unit Case Volume Grew 1%

Net Revenues Grew 5%;
Organic Revenues (Non-GAAP) Grew 6%

Operating Income Grew 59%;
Comparable Currency Neutral Operating Income (Non-GAAP) Grew 15%

Operating Margin was 32.0% versus 21.2% in the Prior Year;
Comparable Operating Margin (Non-GAAP) was 31.9% versus 30.7% in the Prior Year

EPS Grew 30% to $0.86; Comparable EPS (Non-GAAP) Grew 6% to $0.82

ATLANTA, Oct. 21, 2025 – The Coca-Cola Company today reported third quarter 2025 results. “While the overall environment has continued to be challenging, we’ve stayed flexible — adapting plans where needed and investing for growth,” said James Quincey, Chairman and CEO of The Coca-Cola Company. “By offering choice across our total beverage portfolio and leveraging our franchise model’s unique strengths, we’re gaining ground and strengthening our leadership position. We’re confident we can deliver on our 2025 guidance while also working to achieve our longer-term objectives.”

Highlights

Quarterly Performance
•Revenues: Net revenues grew 5% to $12.5 billion, and organic revenues (non-GAAP) grew 6%. Revenue performance included 6% growth in price/mix, while concentrate sales were even. Concentrate sales were 1 point behind unit case volume due to the timing of concentrate shipments.
•Operating margin: Operating margin was 32.0%, and comparable operating margin (non-GAAP) was 31.9%. Operating margin performance included items impacting comparability and currency headwinds. Comparable operating margin (non-GAAP) expansion was driven by organic revenue (non-GAAP) growth and effective cost management, partially offset by an increase in marketing investments and currency headwinds.
•Earnings per share: EPS grew 30% to $0.86 and included the impact of a 4-point currency headwind. Comparable EPS (non-GAAP) grew 6% to $0.82 and included the impact of a 6-point currency headwind.
•Market share: The company gained value share in total nonalcoholic ready-to-drink (“NARTD”) beverages.

•Cash flow: Year-to-date cash flow from operations and free cash flow (non-GAAP) were $3.7 billion and $2.4 billion, respectively, which reflects $6.1 billion of the contingent consideration payment made during the first quarter in conjunction with the acquisition of fairlife, LLC (“fairlife”) in 2020 (“fairlife contingent consideration payment”). Year-to-date free cash flow excluding the fairlife contingent consideration payment (non-GAAP) was $8.5 billion.

Company Updates
•Continuing to build the world’s strongest consumer franchise system: The company’s franchise business model has enabled it to develop a strong global footprint with strong local expertise in markets around the world. Today, Coca-Cola HBC AG (“CCHBC”) entered into a definitive agreement to acquire a controlling interest in Coca-Cola Beverages Africa Pty Ltd (“CCBA”) from the company and Gutsche Family Investments. CCHBC is a leading Coca-Cola bottler with a strong track record in Africa and the company is confident that this refranchising step will drive CCBA’s next chapter of growth. Additionally, in July, the company reached another milestone in the refranchising process in India with the sale of a 40% ownership stake in Hindustan Coca-Cola Holdings Pvt. Ltd. to Jubilant Bhartia Group. The company will continue to focus on building a portfolio of consumer-loved brands and pursue enduring long-term growth for the Coca-Cola system with trusted, capable and motivated bottling partners.
•Unlocking growth through a broad and consumer-centric beverage portfolio: Complementing its reinvigorated sparkling portfolio, the company is delivering consumer-centric solutions across key need states, including functionality, with its total beverage approach. The company’s ready-to-drink tea portfolio maintained its global leadership position in the category, with Fuze Tea growing retail value five times the industry average year-to-date. The company’s dual-brand sports strategy with Powerade and BODYARMOR is delivering positive results, as the company gained value share and grew volume during the quarter. In addition to the success of the fairlife portfolio in the United States, within the value-added dairy category in Mexico, Santa Clara became the value share leader and grew volume 13% during the quarter, supported by stepped-up communication on lactose-free and flavored milk and impactful in-store displays. Expanding on the success of Minute Maid Zero Sugar in North America, the company has taken the brand to certain markets in Asia Pacific that are seeing strong consumer interest and solid volume performance. This momentum underscores the company’s continued focus on meeting evolving consumer preferences and driving growth across its beverage portfolio.

Operating Review – Three Months Ended September 26, 2025
Revenues and Volume

Percent Change	Concentrate Sales[1]	Price/Mix	Currency Impact	Acquisitions, Divestitures and Structural Changes, Net	Reported Net Revenues	Organic Revenues[2]	Unit Case Volume[3]
Consolidated	0	6	0	0	5	6	1
Europe, Middle East & Africa	3	4	3	0	10	7	4
Latin America	(3)	7	(8)	0	(4)	4	0
North America	(2)	6	0	0	4	4	0
Asia Pacific	(1)	8	4	0	11	7	(1)
Bottling Investments	5	1	(2)	(2)	2	7	2
Operating Income and EPS

Percent Change	Reported Operating Income	Items Impacting Comparability	Currency Impact	Comparable Currency Neutral Operating Income[2]
Consolidated	59	51	(7)	15
Europe, Middle East & Africa	10	3	(4)	11
Latin America	(4)	11	(18)	3
North America	15	5	0	11
Asia Pacific	13	14	(3)	2
Bottling Investments	32	(10)	13	30

Percent Change	Reported EPS	Items Impacting Comparability	Currency Impact	Comparable Currency Neutral EPS[2]
Consolidated	30	24	(6)	12

Note: Certain rows may not add due to rounding.
1 For Bottling Investments, this represents the percent change in net revenues attributable to the increase (decrease) in unit case volume computed based on total sales (rather than average daily sales) in each of the corresponding periods after considering the impact of structural changes, if any.
2 Organic revenues, comparable currency neutral operating income and comparable currency neutral EPS are non-GAAP financial measures. Refer to the Reconciliation of GAAP and Non-GAAP Financial Measures section.
3 Unit case volume is computed based on average daily sales.

In addition to the data in the preceding tables, operating results included the following:

Consolidated
•Unit case volume grew 1%, primarily driven by growth in Central Asia, North Africa, Brazil and the United Kingdom. Performance included the following:
◦Sparkling soft drinks were even. Trademark Coca-Cola grew 1%, driven by growth in Europe, Middle East and Africa as well as Asia Pacific. Coca-Cola Zero Sugar grew 14%, driven by growth across all geographic operating segments. Diet Coke/Coca-Cola Light grew 2%, primarily driven by growth in North America and Asia Pacific. Sparkling flavors declined 1%, as growth in Europe, Middle East and Africa was more than offset by a decline in Asia Pacific.
◦Juice, value-added dairy and plant-based beverages declined 3%, as growth in Latin America was more than offset by a decline in Asia Pacific.

◦Water, sports, coffee and tea grew 3%. Water grew 3%, driven by growth across all geographic operating segments. Sports drinks grew 3%, primarily driven by growth in North America. Coffee grew 2%, primarily driven by growth in Asia Pacific and Europe, Middle East and Africa. Tea grew 2%, driven by growth in Europe, Middle East and Africa as well as Latin America.
•Price/mix grew 6%, primarily driven by pricing actions in the marketplace and favorable mix. Concentrate sales were 1 point behind unit case volume due to the timing of concentrate shipments.
•Operating income grew 59%, which included items impacting comparability and a currency headwind. Comparable currency neutral operating income (non-GAAP) grew 15%, driven by organic revenue (non-GAAP) growth across all operating segments and effective cost management, partially offset by an increase in marketing investments.

Europe, Middle East & Africa
•Unit case volume grew 4%, primarily driven by growth in Trademark Coca-Cola, sparkling flavors, and water, sports, coffee and tea.
•Price/mix grew 4%, primarily driven by pricing actions in the marketplace, partially offset by unfavorable mix. Concentrate sales were 1 point behind unit case volume due to the timing of concentrate shipments.
•Operating income grew 10%, which included items impacting comparability and a currency headwind. Comparable currency neutral operating income (non-GAAP) grew 11%, primarily driven by organic revenue (non-GAAP) growth, partially offset by higher input costs and an increase in marketing investments.
•Value share in total NARTD beverages for the company was even, as gains in Egypt and Kazakhstan were offset by declines in South Africa and Pakistan.

Latin America
•Unit case volume was even, as growth in water, sports, coffee and tea was offset by a decline in Trademark Coca-Cola.
•Price/mix grew 7%, driven by pricing actions in the marketplace and the timing of investments. Concentrate sales were 3 points behind unit case volume due to the timing of concentrate shipments.
•Operating income declined 4%, which included items impacting comparability and a currency headwind. Comparable currency neutral operating income (non-GAAP) grew 3%, driven primarily by organic revenue (non-GAAP) growth, partially offset by an increase in marketing investments.
•The company gained value share in total NARTD beverages, led by share gains in Brazil and Argentina.

North America
•Unit case volume was even, as growth in water, sports, coffee and tea was offset by declines in Trademark Coca-Cola and juice, value-added dairy and plant-based beverages.
•Price/mix grew 6%, driven by pricing actions in the marketplace and favorable mix. Concentrate sales were 2 points behind unit case volume due to the timing of concentrate shipments.
•Operating income grew 15%, which included items impacting comparability. Comparable currency neutral operating income (non-GAAP) grew 11%, primarily driven by organic revenue (non-GAAP) growth, partially offset by higher input costs and an increase in marketing investments.
•The company gained value share in total NARTD beverages, led by share gains in juice, value-added dairy and plant-based beverages and water, sports, coffee and tea.

Asia Pacific
•Unit case volume declined 1%, as growth in Trademark Coca-Cola was more than offset by a decline in sparkling flavors.
•Price/mix grew 8%, driven by the timing of investments, pricing actions in the marketplace and favorable mix. Concentrate sales were in line with unit case volume.
•Operating income grew 13%, which included items impacting comparability and a currency tailwind. Comparable currency neutral operating income (non-GAAP) grew 2%, primarily driven by organic revenue (non-GAAP) growth, partially offset by an increase in marketing investments and higher input costs.
•The company gained value share in total NARTD beverages, led by share gains in the Philippines and Japan.

Bottling Investments
•Unit case volume grew 2%, largely due to growth in Africa and India, partially offset by the impact of refranchising bottling operations.
•Price/mix grew 1%, driven by pricing actions in the marketplace, partially offset by unfavorable mix.
•Operating income grew 32%, which included a currency tailwind and the impact of refranchising bottling operations. Comparable currency neutral operating income (non-GAAP) grew 30%, primarily driven by organic revenue (non-GAAP) growth, partially offset by higher input costs.

Operating Review – Nine Months Ended September 26, 2025
Revenues and Volume

Percent Change	Concentrate Sales[1]	Price/Mix	Currency Impact	Acquisitions, Divestitures and Structural Changes, Net	Reported Net Revenues	Organic Revenues[2]	Unit Case Volume[3]
Consolidated	0	6	(3)	(1)	2	5	1
Europe, Middle East & Africa	2	4	(1)	0	5	6	3
Latin America	(2)	12	(14)	0	(4)	10	(1)
North America	(2)	6	0	0	4	4	(1)
Asia Pacific	0	6	(1)	(2)	3	6	0
Bottling Investments	0	2	(3)	(9)	(10)	2	(8)
Operating Income and EPS

Percent Change	Reported Operating Income	Items Impacting Comparability	Currency Impact	Comparable Currency Neutral Operating Income[2]
Consolidated	64	57	(6)	13
Europe, Middle East & Africa	4	(1)	(3)	9
Latin America	(2)	(1)	(19)	18
North America	39	31	0	9
Asia Pacific	2	0	(4)	6
Bottling Investments	(21)	0	(2)	(19)

Percent Change	Reported EPS	Items Impacting Comparability	Currency Impact	Comparable Currency Neutral EPS[2]
Consolidated	29	25	(5)	9

Note: Certain rows may not add due to rounding.
1 For Bottling Investments, this represents the percent change in net revenues attributable to the increase (decrease) in unit case volume computed based on total sales (rather than average daily sales) in each of the corresponding periods after considering the impact of structural changes, if any.
2 Organic revenues, comparable currency neutral operating income and comparable currency neutral EPS are non-GAAP financial measures. Refer to the Reconciliation of GAAP and Non-GAAP Financial Measures section.
3 Unit case volume is computed based on average daily sales.

Outlook
The 2025 and 2026 outlook information provided below includes forward-looking non-GAAP financial measures, which management uses in measuring performance. The company is not able to reconcile full year 2025 projected organic revenues (non-GAAP) to full year 2025 projected reported net revenues, full year 2025 projected comparable net revenues (non-GAAP) to full year 2025 projected reported net revenues, full year 2025 projected underlying effective tax rate (non-GAAP) to full year 2025 projected reported effective tax rate, full year 2025 projected comparable currency neutral EPS (non-GAAP) to full year 2025 projected reported EPS, full year 2025 projected comparable EPS (non-GAAP) to full year 2025 projected reported EPS, full year 2026 projected comparable net revenues (non-GAAP) to full year 2026 projected reported net revenues, or full year 2026 projected comparable EPS (non-GAAP) to full year 2026 projected reported EPS without unreasonable efforts because it is not possible to predict with a reasonable degree of certainty the exact timing and exact impact of acquisitions, divestitures and structural changes throughout 2025; the exact timing and exact amount of items impacting comparability throughout 2025 and 2026; and the exact impact of fluctuations in foreign currency exchange rates throughout 2025 and 2026. The unavailable information could have a significant impact on the company’s full year 2025 and full year 2026 reported financial results.
Full Year 2025
Based on the current macroenvironment, the company is providing the following full year guidance.
The company expects to deliver organic revenue (non-GAAP) growth of 5% to 6%. — No Update
For comparable net revenues (non-GAAP), the company expects a 1% to 2% currency headwind based on the current rates and including the impact of hedged positions, in addition to an approximate 1% headwind from acquisitions, divestitures and structural changes. — No Update
The company’s operations are primarily local, however, they are subject to global trade dynamics that may impact certain components of the company’s cost structure across its markets. At this time, the company expects the impact to be manageable. — No Update
The company’s underlying effective tax rate (non-GAAP) is estimated to be 20.7% versus 18.6% in 2024. This includes the impact of several countries enacting the global minimum tax regulations and does not include the impact of ongoing tax litigation with the U.S. Internal Revenue Service, if the company were not to prevail. — Updated from 20.8%
The company expects to deliver comparable currency neutral EPS (non-GAAP) growth of approximately 8%. — No Update
The company expects comparable EPS (non-GAAP) growth of approximately 3% versus $2.88 in 2024. — No Update
Comparable EPS (non-GAAP) percentage growth is expected to include an approximate 5% currency headwind based on the current rates and including the impact of hedged positions, in addition to an approximate 1% headwind from acquisitions, divestitures and structural changes. — No Update
The company expects to generate free cash flow excluding the fairlife contingent consideration payment (non-GAAP) of at least $9.8 billion. This consists of cash flow from operations excluding the fairlife contingent consideration payment (non-GAAP) of approximately $12.0 billion, less capital expenditures of approximately $2.2 billion. — Updated from $9.5 billion
Fourth Quarter 2025 Considerations — New
Comparable net revenues (non-GAAP) are expected to include a slight currency tailwind based on the current rates and including the impact of hedged positions.
Comparable EPS (non-GAAP) percentage growth is expected to include a 4% to 5% currency headwind based on the current rates and including the impact of hedged positions.

Full Year 2026 Considerations — New
Comparable net revenues (non-GAAP) are expected to include a slight currency tailwind based on the current rates and including the impact of hedged positions.
Comparable EPS (non-GAAP) percentage growth is expected to include a slight currency tailwind based on the current rates and including the impact of hedged positions.
The company will provide full year 2026 guidance when it reports fourth quarter earnings.

Notes
•All references to growth rate percentages and share compare the results of the period to those of the prior year comparable period, unless otherwise noted.
•All references to volume and volume percentage changes indicate unit case volume, unless otherwise noted. All volume percentage changes are computed based on average daily sales unless otherwise noted. “Unit case” means a unit of measurement equal to 192 U.S. fluid ounces of finished beverage (24 eight-ounce servings), with the exception of unit case equivalents for Costa non-ready-to-drink beverage products, which are primarily measured in number of transactions. “Unit case volume” means the number of unit cases (or unit case equivalents) of company beverages directly or indirectly sold by the company and its bottling partners to customers or consumers.
•“Concentrate sales” represents the amount of concentrates, syrups, beverage bases, source waters and powders/minerals (in all instances expressed in unit case equivalents) sold by, or used in finished beverages sold by, the company to its bottling partners or other customers. For Costa non-ready-to-drink beverage products, “concentrate sales” represents the amount of beverages, primarily measured in number of transactions (in all instances expressed in unit case equivalents), sold by the company to customers or consumers. In the reconciliation of reported net revenues, “concentrate sales” represents the percent change in net revenues attributable to the increase (decrease) in concentrate sales volume for the geographic operating segments after considering the impact of structural changes, if any. For the Bottling Investments operating segment, this represents the percent change in net revenues attributable to the increase (decrease) in unit case volume computed based on total sales (rather than average daily sales) in each of the corresponding periods after considering the impact of structural changes, if any. The Bottling Investments operating segment reflects unit case volume growth for consolidated bottlers only.
•“Price/mix” represents the change in net operating revenues caused by factors such as price changes, the mix of products and packages sold, and the mix of channels and geographic territories where the sales occurred.
•First quarter 2025 financial results were impacted by two fewer days as compared to first quarter 2024, and fourth quarter 2025 financial results will be impacted by one additional day as compared to fourth quarter 2024. Unit case volume results for the quarters are not impacted by the variances in days due to the average daily sales computation referenced above.

Conference Call
The company is hosting a conference call with investors and analysts to discuss third quarter 2025 operating results today, Oct. 21, 2025, at 8:30 a.m. ET. The company invites participants to listen to a live webcast of the conference call on the company’s website, http://www.coca-colacompany.com, in the “Investors” section. An audio replay in downloadable digital format and a transcript of the call will be available on the website within 24 hours following the call. Further, the “Investors” section of the website includes certain supplemental information and a reconciliation of non-GAAP financial measures to the company’s results as reported under GAAP, which may be used during the call when discussing financial results.

Contacts:
Investors and Analysts: Robin Halpern, koinvestorrelations@coca-cola.com
Media: Scott Leith, sleith@coca-cola.com

THE COCA-COLA COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(In millions except per share data)

	Three Months Ended
	September 26, 2025	September 27, 2024	% Change
Net Operating Revenues	$12,455	$11,854	5
Cost of goods sold	4,797	4,664	3
Gross Profit	7,658	7,190	7
Selling, general and administrative expenses	3,618	3,636	0
Other operating charges	58	1,044	(94)
Operating Income	3,982	2,510	59
Interest income	185	263	(30)
Interest expense	391	425	(8)
Equity income (loss) — net	644	541	19
Other income (loss) — net	(237)	491	—
Income Before Income Taxes	4,183	3,380	24
Income taxes	500	530	(6)
Consolidated Net Income	3,683	2,850	29
Less: Net income (loss) attributable to noncontrolling interests	(13)	2	—
Net Income Attributable to Shareowners of The Coca-Cola Company	$3,696	$2,848	30
Basic Net Income Per Share[1]	$0.86	$0.66	30
Diluted Net Income Per Share[1]	$0.86	$0.66	30
Average Shares Outstanding	4,303	4,311	0
Effect of dilutive securities	10	12	(19)
Average Shares Outstanding Assuming Dilution	4,313	4,323	0
Note: Certain growth rates may not recalculate using the rounded dollar amounts provided.
1 Calculated based on net income attributable to shareowners of The Coca-Cola Company.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(In millions except per share data)

	Nine Months Ended
	September 26, 2025	September 27, 2024	% Change
Net Operating Revenues	$36,119	$35,517	2
Cost of goods sold	13,674	13,711	0
Gross Profit	22,445	21,806	3
Selling, general and administrative expenses	10,322	10,536	(2)
Other operating charges	202	3,987	(95)
Operating Income	11,921	7,283	64
Interest income	553	784	(30)
Interest expense	1,223	1,225	0
Equity income (loss) — net	1,556	1,432	9
Other income (loss) — net	229	2,006	(89)
Income Before Income Taxes	13,036	10,280	27
Income taxes	2,215	1,844	20
Consolidated Net Income	10,821	8,436	28
Less: Net income (loss) attributable to noncontrolling interests	(15)	—	—
Net Income Attributable to Shareowners of The Coca-Cola Company	$10,836	$8,436	28
Basic Net Income Per Share[1]	$2.52	$1.96	29
Diluted Net Income Per Share[1]	$2.51	$1.95	29
Average Shares Outstanding	4,303	4,310	0
Effect of dilutive securities	11	11	(11)
Average Shares Outstanding Assuming Dilution	4,314	4,321	0
Note: Certain growth rates may not recalculate using the rounded dollar amounts provided.
1 Calculated based on net income attributable to shareowners of The Coca-Cola Company.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
(In millions except par value)

	September 26, 2025	December 31, 2024
ASSETS
Current Assets
Cash and cash equivalents	$12,732	$10,828
Short-term investments	1,142	2,020
Total Cash, Cash Equivalents and Short-Term Investments	13,874	12,848
Marketable securities	1,907	1,723
Trade accounts receivable, less allowances of $520 and $506, respectively	3,946	3,569
Inventories	4,802	4,728
Prepaid expenses and other current assets	2,718	3,129
Total Current Assets	27,247	25,997
Equity method investments	20,323	18,087
Deferred income tax assets	1,267	1,319
Property, plant and equipment — net	10,902	10,303
Trademarks with indefinite lives	13,515	13,301
Goodwill	18,662	18,139
Other noncurrent assets	14,129	13,403
Total Assets	$106,045	$100,549
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable and accrued expenses	$17,692	$21,715
Loans and notes payable	2,319	1,499
Current maturities of long-term debt	1,920	648
Accrued income taxes	568	1,387
Total Current Liabilities	22,499	25,249
Long-term debt	43,177	42,375
Other noncurrent liabilities	4,667	4,084
Deferred income tax liabilities	2,435	2,469
The Coca-Cola Company Shareowners’ Equity
Common stock, $0.25 par value; authorized — 11,200 shares; issued — 7,040 shares	1,760	1,760
Capital surplus	20,489	19,801
Reinvested earnings	80,305	76,054
Accumulated other comprehensive income (loss)	(14,952)	(16,843)
Treasury stock, at cost — 2,738 and 2,738 shares, respectively	(56,355)	(55,916)
Equity Attributable to Shareowners of The Coca-Cola Company	31,247	24,856
Equity attributable to noncontrolling interests	2,020	1,516
Total Equity	33,267	26,372
Total Liabilities and Equity	$106,045	$100,549

THE COCA-COLA COMPANY AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In millions)

	Nine Months Ended
	September 26, 2025	September 27, 2024
Operating Activities
Consolidated net income	$10,821	$8,436
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	814	799
Stock-based compensation expense	204	207
Deferred income taxes	496	—
Equity (income) loss — net of dividends	(859)	(693)
Foreign currency adjustments	127	(61)
Significant (gains) losses — net	(396)	(1,722)
Other operating charges	38	3,874
Other items	447	(143)
Net change in operating assets and liabilities	(8,040)	(7,843)
Net Cash Provided by (Used in) Operating Activities	3,652	2,854
Investing Activities
Purchases of investments	(3,292)	(4,398)
Proceeds from disposals of investments	4,300	5,125
Acquisitions of businesses, equity method investments and nonmarketable securities	(356)	(153)
Proceeds from disposals of businesses, equity method investments and nonmarketable securities	1,020	3,468
Purchases of property, plant and equipment	(1,230)	(1,261)
Proceeds from disposals of property, plant and equipment	21	33
Collateral (paid) received associated with hedging activities — net	300	299
Other investing activities	214	194
Net Cash Provided by (Used in) Investing Activities	977	3,307
Financing Activities
Issuances of loans, notes payable and long-term debt	4,854	11,298
Payments of loans, notes payable and long-term debt	(4,166)	(7,925)
Issuances of stock	243	717
Purchases of stock for treasury	(644)	(1,228)
Dividends	(4,391)	(4,274)
Proceeds from sale of a noncontrolling interest	1,277	—
Other financing activities	(261)	(14)
Net Cash Provided by (Used in) Financing Activities	(3,088)	(1,426)
Effect of Exchange Rate Changes on Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents	335	(266)
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents
Net increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents during the period	1,876	4,469
Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of period	11,488	9,692
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents at End of Period	13,364	14,161
Less: Restricted cash and restricted cash equivalents at end of period	632	223
Cash and Cash Equivalents at End of Period	$12,732	$13,938

THE COCA-COLA COMPANY AND SUBSIDIARIES
Operating Segments and Corporate
(In millions)

Three Months Ended

	Net Operating Revenues[1]			Operating Income (Loss)
	September 26, 2025	September 27, 2024	% Fav. / (Unfav.)	September 26, 2025	September 27, 2024	% Fav. / (Unfav.)
Europe, Middle East & Africa	$2,996	$2,727	10	$1,097	$998	10
Latin America	1,573	1,642	(4)	897	937	(4)
North America	5,253	5,038	4	1,681	1,456	15
Asia Pacific	1,506	1,362	11	521	462	13
Bottling Investments	1,346	1,316	2	57	43	32
Corporate	34	21	63	(271)	(1,386)	80
Eliminations	(253)	(252)	0	—	—	—
Consolidated	$12,455	$11,854	5	$3,982	$2,510	59
Note: Certain growth rates may not recalculate using the rounded dollar amounts provided.
1 During the three months ended September 26, 2025, intersegment revenues were $178 million for Europe, Middle East & Africa, $1 million for Latin America, $4 million for North America, $68 million for Asia Pacific and $2 million for Bottling Investments. During the three months ended September 27, 2024, intersegment revenues were $172 million for Europe, Middle East & Africa, $1 million for North America, $77 million for Asia Pacific and $2 million for Bottling Investments.
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THE COCA-COLA COMPANY AND SUBSIDIARIES
Operating Segments and Corporate
(In millions)

Nine Months Ended

	Net Operating Revenues[1]			Operating Income (Loss)
	September 26, 2025	September 27, 2024	% Fav. / (Unfav.)	September 26, 2025	September 27, 2024	% Fav. / (Unfav.)
Europe, Middle East & Africa	$8,829	$8,387	5	$3,487	$3,360	4
Latin America	4,637	4,824	(4)	2,758	2,803	(2)
North America	14,643	14,138	4	4,643	3,329	39
Asia Pacific	4,499	4,365	3	1,792	1,765	2
Bottling Investments	4,220	4,672	(10)	235	297	(21)
Corporate	99	87	13	(994)	(4,271)	77
Eliminations	(808)	(956)	15	—	—	—
Consolidated	$36,119	$35,517	2	$11,921	$7,283	64
Note: Certain growth rates may not recalculate using the rounded dollar amounts provided.
1 During the nine months ended September 26, 2025, intersegment revenues were $522 million for Europe, Middle East & Africa, $1 million for Latin America, $7 million for North America, $272 million for Asia Pacific and $6 million for Bottling Investments. During the nine months ended September 27, 2024, intersegment revenues were $524 million for Europe, Middle East & Africa, $7 million for North America, $419 million for Asia Pacific and $6 million for Bottling Investments.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or referred to herein as “reported”). To supplement our consolidated financial statements reported on a GAAP basis, we provide the following non-GAAP financial measures: “comparable net revenues,” “comparable currency neutral net revenues,” “organic revenues,” “comparable operating margin,” “underlying operating margin,” “comparable operating income,” “comparable currency neutral operating income,” “comparable EPS,” “comparable currency neutral EPS,” “underlying effective tax rate,” “projected cash flow from operations excluding the fairlife contingent consideration payment,” “free cash flow,” “free cash flow excluding the fairlife contingent consideration payment” and “projected free cash flow excluding the fairlife contingent consideration payment” each of which is defined below. Management believes these non-GAAP financial measures provide investors with additional meaningful financial information that should be considered when assessing our underlying business performance and trends. Further, management believes these non-GAAP financial measures also enhance investors’ ability to compare period-to-period financial results. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company’s reported results prepared in accordance with GAAP. Our non-GAAP financial measures do not represent a comprehensive basis of accounting. Therefore, our non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of each of these non-GAAP financial measures to GAAP information are also included below. Management uses these non-GAAP financial measures in making financial, operating, compensation and planning decisions and in evaluating the company’s performance. Disclosing these non-GAAP financial measures allows investors and management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance.
DEFINITIONS
•“Currency neutral operating results” are determined by dividing or multiplying, as appropriate, our current period actual U.S. dollar operating results, by the current period actual exchange rates (that include the impact of current period currency hedging activities), to derive our current period local currency operating results. We then multiply or divide, as appropriate, the derived current period local currency operating results by the foreign currency exchange rates (that also include the impact of the comparable prior period currency hedging activities) used to translate the company’s financial statements in the comparable prior year period to determine what the current period U.S. dollar operating results would have been if the foreign currency exchange rates had not changed from the comparable prior year period.
•“Structural changes” generally refer to acquisitions and divestitures of bottling operations, including the impact of intercompany transactions between our operating segments. In January, February and December 2024 as well as May 2025, the company refranchised our bottling operations in certain territories in India, and in February 2024, the company refranchised our bottling operations in Bangladesh and the Philippines. The impact of each of these refranchisings has been included in acquisitions, divestitures and structural changes in our analysis of net revenues on a consolidated basis as well as for the Bottling Investments and Asia Pacific operating segments for the three and nine months ended September 26, 2025, as applicable.
•“Comparable net revenues” is a non-GAAP financial measure that excludes or has otherwise been adjusted for items impacting comparability (discussed further below). “Comparable currency neutral net revenues” is a non-GAAP financial measure that excludes or has otherwise been adjusted for items impacting comparability (discussed further below) as well as the impact of fluctuations in foreign currency exchange rates. Management believes the comparable net revenues (non-GAAP) growth measure and the comparable currency neutral net revenues (non-GAAP) growth measure provide investors with useful supplemental information to enhance their understanding of the company’s revenue performance and trends by improving their ability to compare our period-to-period results. “Organic revenues” is a non-GAAP financial measure that excludes or has otherwise been adjusted for the impact of acquisitions, divestitures and structural changes, as applicable, and the impact of fluctuations in foreign currency exchange rates. Management believes the organic revenue (non-GAAP) growth measure provides users with useful supplemental information regarding the company’s ongoing revenue performance and trends by presenting revenue growth excluding the impact of foreign exchange as well as the impact of acquisitions, divestitures and structural changes. The adjustments related to acquisitions, divestitures and structural changes for the three and nine months ended September 26, 2025 included the structural changes discussed above.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
•“Comparable operating income” is a non-GAAP financial measure that excludes or has otherwise been adjusted for items impacting comparability (discussed further below). “Comparable currency neutral operating income” is a non-GAAP financial measure that excludes or has otherwise been adjusted for items impacting comparability (discussed further below) and the impact of fluctuations in foreign currency exchange rates. “Comparable operating margin” is a non-GAAP financial measure that excludes or has otherwise been adjusted for items impacting comparability (discussed further below). “Underlying operating margin” is a non-GAAP financial measure that excludes or has otherwise been adjusted for items impacting comparability (discussed further below), the impact of fluctuations in foreign currency exchange rates, and the impact of acquisitions, divestitures and structural changes, as applicable. Management uses these non-GAAP financial measures to evaluate the company’s performance and make resource allocation decisions. Further, management believes the comparable operating income (non-GAAP) growth measure, comparable currency neutral operating income (non-GAAP) growth measure, comparable operating margin (non-GAAP) measure and underlying operating margin (non-GAAP) measure enhance its ability to communicate the underlying operating results and provide investors with useful supplemental information to enhance their understanding of the company’s underlying business performance and trends by improving their ability to compare our period-to-period financial results.
•“Comparable EPS” and “comparable currency neutral EPS” are non-GAAP financial measures that exclude or have otherwise been adjusted for items impacting comparability (discussed further below). Comparable currency neutral EPS (non-GAAP) has also been adjusted for the impact of fluctuations in foreign currency exchange rates. Management uses these non-GAAP financial measures to evaluate the company’s performance and make resource allocation decisions. Further, management believes the comparable EPS (non-GAAP) and comparable currency neutral EPS (non-GAAP) growth measures enhance its ability to communicate the underlying operating results and provide investors with useful supplemental information to enhance their understanding of the company’s underlying business performance and trends by improving their ability to compare our period-to-period financial results.
•“Underlying effective tax rate” is a non-GAAP financial measure that represents the estimated annual effective income tax rate on income before income taxes, which excludes or has otherwise been adjusted for items impacting comparability (discussed further below).
•“Free cash flow” is a non-GAAP financial measure that represents net cash provided by operating activities less purchases of property, plant and equipment. “Free cash flow excluding the fairlife contingent consideration payment” is a non-GAAP financial measure that represents net cash provided by operating activities less purchases of property, plant and equipment and excludes the fairlife contingent consideration payment that was made in March 2025. “Projected cash flow from operations excluding the fairlife contingent consideration payment” is a non-GAAP financial measure that represents net cash provided by operating activities excluding the fairlife contingent consideration payment that was made in March 2025. “Projected free cash flow excluding the fairlife contingent consideration payment” is a non-GAAP financial measure that represents net cash provided by operating activities less purchases of property, plant and equipment and excludes the fairlife contingent consideration payment that was made in March 2025. Management uses these non-GAAP financial measures to evaluate the company’s performance and make resource allocation decisions.
ITEMS IMPACTING COMPARABILITY
The following information is provided to give qualitative and quantitative information related to items impacting comparability. Items impacting comparability are not defined terms within GAAP. Therefore, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies. We determine which items to consider as “items impacting comparability” based on how management views our business; makes financial, operating, compensation and planning decisions; and evaluates the company’s ongoing performance. Items such as charges, gains and accounting changes which are viewed by management as impacting only the current period or the comparable period, but not both, or as pertaining to different and unrelated underlying activities or events across comparable periods, are generally considered “items impacting comparability.” Items impacting comparability include, but are not limited to, asset impairments, transaction gains/losses including associated costs, and charges related to restructuring initiatives, in each case when exceeding a U.S. dollar threshold. Also included are our proportionate share of similar items incurred by our equity method investees, timing differences related to our economic (non-designated) hedging activities, and timing differences related to unrealized mark-to-market adjustments of equity securities and trading

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
debt securities, regardless of size. In addition, we provide the impact that fluctuations in foreign currency exchange rates had on our financial results (“currency neutral operating results” defined above).
Asset Impairments
During the nine months ended September 26, 2025, the company recorded an other-than-temporary impairment charge of $40 million related to an equity method investee in Latin America, which was primarily driven by revised projections of future operating results. The company also recorded a charge of $31 million related to the impairment of a trademark in Latin America, which was primarily driven by revised projections of future operating results and changes in macroeconomic conditions. Additionally, the company recorded an other-than-temporary impairment charge of $25 million in Latin America, primarily driven by the restructuring of a joint venture.
During the three and nine months ended September 27, 2024, the company recorded a charge of $87 million related to the impairment of a trademark in Latin America, which was primarily driven by revised projections of future operating results and changes in macroeconomic conditions.
During the nine months ended September 27, 2024, the company recorded a charge of $760 million related to the impairment of our BODYARMOR trademark, which was primarily driven by revised projections of future operating results and higher discount rates resulting from changes in macroeconomic conditions since the acquisition date. Additionally, the company recorded an other-than-temporary impairment charge of $34 million related to an equity method investee in Latin America.
Equity Investees
During the three and nine months ended September 26, 2025, the company recorded a net gain of $7 million and a net charge of $21 million, respectively. During the three and nine months ended September 27, 2024, the company recorded a net gain of $4 million and a net charge of $45 million, respectively. These amounts represent the company’s proportionate share of significant operating and nonoperating items recorded by certain of our equity method investees.
Transaction Gains/Losses
During the three and nine months ended September 26, 2025, the company recorded a charge of $393 million related to certain operations held for sale in Nigeria and charges of $8 million and $36 million, respectively, related to the refranchising of certain bottling operations in Ghana.
During the nine months ended September 26, 2025, the company recorded a net gain of $331 million related to the sale of a portion of our ownership interest in Coca-Cola Europacific Partners plc, an equity method investee. The company also recognized a net gain of $102 million and incurred $7 million of transaction costs related to the refranchising of our bottling operations in certain territories in India. Additionally, the company recorded a charge of $47 million related to the remeasurement of our contingent consideration liability to fair value in conjunction with our acquisition of fairlife. In March 2025, the company made the remaining milestone payment for fairlife.
During the three and nine months ended September 27, 2024, the company recorded charges of $919 million and $3,021 million, respectively, related to the remeasurement of our contingent consideration liability to fair value in conjunction with our acquisition of fairlife.
During the three and nine months ended September 27, 2024, the company recorded a net gain of $338 million and transaction costs of $2 million related to the sale of a portion of our interest in Coca-Cola Consolidated, Inc. (“Coke Consolidated”), an equity method investee, to Coke Consolidated.
During the three and nine months ended September 27, 2024, the company recorded a charge of $4 million and a net gain of $595 million, respectively, related to the refranchising of our bottling operations in the Philippines, including the impact of post-closing adjustments. The company also recorded a charge of $10 million and a net gain of $506 million, respectively, related to the sale of our ownership interest in an equity method investee in Thailand, including the impact of post-closing adjustments.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
During the nine months ended September 27, 2024, the company recorded a net gain of $290 million related to the refranchising of our bottling operations in certain territories in India, including the impact of post-closing adjustments, and a gain of $6 million related to the sale of our ownership interest in one of our equity method investees in Latin America. Additionally, the company incurred $7 million of transaction costs related to the refranchising of our bottling operations in certain territories in India and recorded a loss of $7 million related to post-closing adjustments for the refranchising of our bottling operations in Vietnam in 2023.
Restructuring
During the three and nine months ended September 26, 2025, the company recorded charges of $24 million and $63 million, respectively. During the three and nine months ended September 27, 2024, the company recorded charges of $34 million and $102 million, respectively. The costs incurred were primarily related to certain initiatives designed to further simplify and standardize our organization as part of our productivity and reinvestment program.
Other Items
Economic (Non-Designated) Hedges
The company uses derivatives as economic hedges primarily to mitigate the foreign exchange risk for certain currencies, certain interest rate risk, and the price risk associated with the purchase of materials used in our manufacturing processes as well as the purchase of vehicle fuel. Although these derivatives were not designated and/or did not qualify for hedge accounting, they are effective economic hedges. The changes in fair values of these economic hedges are immediately recognized in earnings.
The company excludes the net impact of mark-to-market adjustments for outstanding hedges and realized gains/losses for settled hedges from our non-GAAP financial information until the period in which the underlying exposure being hedged impacts our consolidated statement of income. Management believes this adjustment provides meaningful information related to the impact of our economic hedging activities. During the three and nine months ended September 26, 2025, the net impact of the company’s adjustment related to our economic hedging activities resulted in decreases of $88 million and $17 million, respectively, to our non-GAAP income before income taxes.
During the three and nine months ended September 27, 2024, the net impact of the company’s adjustment related to our economic hedging activities resulted in increases of $104 million and $24 million, respectively, to our non-GAAP income before income taxes.
Unrealized Gains and Losses on Equity and Trading Debt Securities
The company excludes the net impact of unrealized gains and losses resulting from mark-to-market adjustments on our equity and trading debt securities from our non-GAAP financial information until the period in which the underlying securities are sold and the associated gains or losses are realized, unless individually significant. Management believes this adjustment provides meaningful information related to the impact of our investments in equity and trading debt securities. During the three and nine months ended September 26, 2025, the net impact of the company’s adjustment related to unrealized gains and losses on our equity and trading debt securities resulted in decreases of $96 million and $183 million, respectively, to our non-GAAP income before income taxes.
During the three and nine months ended September 27, 2024, the net impact of the company’s adjustment related to unrealized gains and losses on our equity and trading debt securities resulted in decreases of $103 million and $264 million, respectively, to our non-GAAP income before income taxes.
Other
During the three and nine months ended September 26, 2025, the company recorded charges of $27 million and $35 million, respectively, related to an indemnification agreement entered into as a part of the refranchising of certain bottling operations. Additionally, the company recorded charges of $4 million and $11 million, respectively, for the amortization of noncompete agreements related to the BODYARMOR acquisition in 2021. The company also recorded net charges of $3 million and $8 million, respectively, related to tax litigation expense.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
During the nine months ended September 26, 2025, the company recorded a net charge $2 million related to restructuring our manufacturing operations in the United States and a charge of $36 million related to non-U.S. pension curtailment and special termination benefits.
During the three and nine months ended September 27, 2024, the company recorded net charges of $7 million and $17 million, respectively, related to restructuring our manufacturing operations in the United States. Additionally, the company recorded charges of $4 million and $11 million, respectively, for the amortization of noncompete agreements related to the BODYARMOR acquisition. The company also recorded net benefits of $2 million and $3 million, respectively, related to a revision of management’s estimates for tax litigation expense.
Certain Tax Matters
During the three and nine months ended September 26, 2025, the company recorded net income tax benefits of $36 million and $1 million, respectively, primarily associated with return to provision adjustments and net income tax benefits of $406 million and $571 million, respectively, for changes to our uncertain tax positions, including interest and penalties, as well as for various discrete tax items. During the nine months ended September 26, 2025, the company recorded $25 million of excess tax benefits associated with the company’s stock-based compensation arrangements.
During the three and nine months ended September 27, 2024, the company recorded $18 million and $61 million, respectively, of excess tax benefits associated with the company’s stock-based compensation arrangements and net income tax expense of $18 million and $33 million, respectively, primarily associated with return to provision adjustments. The company also recorded net income tax benefits of $45 million and $41 million, respectively, for changes to our uncertain tax positions, including interest and penalties, as well as for various discrete tax items. During the nine months ended September 27, 2024, the company recorded net income tax expense of $84 million related to the resolution of certain foreign tax matters and recorded expense of $22 million for other costs directly related to those matters.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(In millions except per share data)

	Three Months Ended September 26, 2025
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$12,455	$4,797	$7,658	61.5%	$3,618	$58	$3,982	32.0%
Items Impacting Comparability:
Asset Impairments	—	—	—		—	—	—
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		—	—	—
Restructuring	—	—	—		—	(24)	24
Other Items	(43)	40	(83)		—	(34)	(49)
Certain Tax Matters	—	—	—		—	—	—
Comparable (Non-GAAP)	$12,412	$4,837	$7,575	61.0%	$3,618	$—	$3,957	31.9%

	Three Months Ended September 27, 2024
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$11,854	$4,664	$7,190	60.7%	$3,636	$1,044	$2,510	21.2%
Items Impacting Comparability:
Asset Impairments	—	—	—		—	(87)	87
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		—	(921)	921
Restructuring	—	—	—		—	(34)	34
Other Items	95	(22)	117		—	(2)	119
Certain Tax Matters	—	—	—		—	—	—
Comparable (Non-GAAP)	$11,949	$4,642	$7,307	61.2%	$3,636	$—	$3,671	30.7%

	Net operating revenues	Cost of goods sold	Gross profit		Selling, general and administrative expenses	Other operating charges	Operating income
% Change — Reported (GAAP)	5	3	7		0	(94)	59
% Currency Impact	0	1	(1)		1	—	(4)
% Change — Currency Neutral (Non-GAAP)	5	2	8		(1)	—	63

% Change — Comparable (Non-GAAP)	4	4	4		0	—	8
% Comparable Currency Impact (Non-GAAP)	(1)	1	(3)		1	—	(7)
% Change — Comparable Currency Neutral (Non-GAAP)	5	3	7		(1)	—	15
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(In millions except per share data)

	Three Months Ended September 26, 2025
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes[1]	Effective tax rate	Net income[3]	Diluted net income per share
Reported (GAAP)	$391	$644	$(237)	$4,183	$500	11.9%	$3,696	$0.86
Items Impacting Comparability:
Asset Impairments	—	—	—	—	—		—	—
Equity Investees	—	(7)	—	(7)	—		(7)	—
Transaction Gains/Losses	—	—	401	401	—		394	0.09
Restructuring	—	—	—	24	6		18	—
Other Items	6	—	(95)	(150)	(35)		(115)	(0.03)
Certain Tax Matters	—	—	—	—	442		(442)	(0.10)
Comparable (Non-GAAP)	$397	$637	$69	$4,451	$913	20.5% [2]	$3,544	$0.82

	Three Months Ended September 27, 2024
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes[1]	Effective tax rate	Net income[3]	Diluted net income per share
Reported (GAAP)	$425	$541	$491	$3,380	$530	15.7%	$2,848	$0.66
Items Impacting Comparability:
Asset Impairments	—	—	—	87	22		65	0.02
Equity Investees	—	(4)	—	(4)	—		(4)	—
Transaction Gains/Losses	—	—	(324)	597	144		453	0.10
Restructuring	—	—	—	34	9		25	0.01
Other Items	6	—	(103)	10	5		5	—
Certain Tax Matters	—	—	—	—	45		(45)	(0.01)
Comparable (Non-GAAP)	$431	$537	$64	$4,104	$755	18.4%	$3,347	$0.77

	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes[1]		Net income[3]	Diluted net income per share
% Change — Reported (GAAP)	(8)	19	—	24	(6)		30	30
% Change — Comparable (Non-GAAP)	(8)	19	10	8	21		6	6
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.
1 The income tax adjustments are the calculated income tax benefits (charges) at the applicable tax rate for each of the items impacting comparability with the exception of certain tax matters discussed above.
2 This does not include the impact of the ongoing tax litigation with the U.S. Internal Revenue Service, if the company were not to prevail.
3 This represents net income attributable to shareowners of The Coca-Cola Company.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(In millions except per share data)

	Nine Months Ended September 26, 2025
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$36,119	$13,674	$22,445	62.1%	$10,322	$202	$11,921	33.0%
Items Impacting Comparability:
Asset Impairments	—	—	—		—	(31)	31
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		—	(54)	54
Restructuring	—	—	—		—	(63)	63
Other Items	126	124	2		—	(54)	56
Certain Tax Matters	—	—	—		—	—	—
Comparable (Non-GAAP)	$36,245	$13,798	$22,447	61.9%	$10,322	$—	$12,125	33.5%

	Nine Months Ended September 27, 2024
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$35,517	$13,711	$21,806	61.4%	$10,536	$3,987	$7,283	20.5%
Items Impacting Comparability:
Asset Impairments	—	—	—		—	(847)	847
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		—	(3,030)	3,030
Restructuring	—	—	—		—	(102)	102
Other Items	(24)	(83)	59		—	(8)	67
Certain Tax Matters	—	—	—		(22)	—	22
Comparable (Non-GAAP)	$35,493	$13,628	$21,865	61.6%	$10,514	$—	$11,351	32.0%

	Net operating revenues	Cost of goods sold	Gross profit		Selling, general and administrative expenses	Other operating charges	Operating income
% Change — Reported (GAAP)	2	0	3		(2)	(95)	64
% Currency Impact	(3)	0	(4)		(1)	—	(12)
% Change — Currency Neutral (Non-GAAP)	4	0	7		(1)	—	76

% Change — Comparable (Non-GAAP)	2	1	3		(2)	—	7
% Comparable Currency Impact (Non-GAAP)	(2)	0	(4)		(1)	—	(6)
% Change — Comparable Currency Neutral (Non-GAAP)	4	1	6		(1)	—	13
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(In millions except per share data)

	Nine Months Ended September 26, 2025
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes[1]	Effective tax rate	Net income[3]	Diluted net income per share
Reported (GAAP)	$1,223	$1,556	$229	$13,036	$2,215	17.0%	$10,836	$2.51
Items Impacting Comparability:
Asset Impairments	—	—	65	96	8		88	0.02
Equity Investees	—	21	—	21	2		19	—
Transaction Gains/Losses	—	—	(4)	50	(92)		135	0.03
Restructuring	—	—	—	63	16		47	0.01
Other Items	18	—	(146)	(108)	(22)		(86)	(0.02)
Certain Tax Matters	—	—	—	—	597		(597)	(0.14)
Comparable (Non-GAAP)	$1,241	$1,577	$144	$13,158	$2,724	20.7% [2]	$10,442	$2.42

	Nine Months Ended September 27, 2024
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes[1]	Effective tax rate	Net income[3]	Diluted net income per share
Reported (GAAP)	$1,225	$1,432	$2,006	$10,280	$1,844	17.9%	$8,436	$1.95
Items Impacting Comparability:
Asset Impairments	—	—	34	881	212		669	0.15
Equity Investees	—	45	—	45	2		43	0.01
Transaction Gains/Losses	—	—	(1,728)	1,302	313		989	0.23
Restructuring	—	—	—	102	26		76	0.02
Other Items	18	—	(264)	(215)	(47)		(168)	(0.04)
Certain Tax Matters	—	—	—	22	(15)		37	0.01
Comparable (Non-GAAP)	$1,243	$1,477	$48	$12,417	$2,335	18.8%	$10,082	$2.33

	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes[1]		Net income[3]	Diluted net income per share
% Change — Reported (GAAP)	0	9	(89)	27	20		28	29
% Change — Comparable (Non-GAAP)	0	7	201	6	17		4	4
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.
1 The income tax adjustments are the calculated income tax benefits (charges) at the applicable tax rate for each of the items impacting comparability with the exception of certain tax matters discussed above.
2 This does not include the impact of the ongoing tax litigation with the U.S. Internal Revenue Service, if the company were not to prevail.
3 This represents net income attributable to shareowners of The Coca-Cola Company.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures

Diluted Net Income Per Share:
Three Months Ended September 26, 2025
% Change — Reported (GAAP)	30
% Currency Impact	(4)
% Change — Currency Neutral (Non-GAAP)	34

% Impact of Items Impacting Comparability (Non-GAAP)	24
% Change — Comparable (Non-GAAP)	6
% Comparable Currency Impact (Non-GAAP)	(6)
% Change — Comparable Currency Neutral (Non-GAAP)	12

Nine Months Ended September 26, 2025
% Change — Reported (GAAP)	29
% Currency Impact	(8)
% Change — Currency Neutral (Non-GAAP)	37

% Impact of Items Impacting Comparability (Non-GAAP)	25
% Change — Comparable (Non-GAAP)	4
% Comparable Currency Impact (Non-GAAP)	(5)
% Change — Comparable Currency Neutral (Non-GAAP)	9
Note: Certain columns may not add due to rounding.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(In millions)

Net Operating Revenues by Operating Segment and Corporate:

	Three Months Ended September 26, 2025
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$2,996	$1,573	$5,253	$1,506	$1,346	$34	$(253)	$12,455
Items Impacting Comparability:
Other Items	(12)	(10)	(4)	(17)	—	—	—	(43)
Comparable (Non-GAAP)	$2,984	$1,563	$5,249	$1,489	$1,346	$34	$(253)	$12,412

	Three Months Ended September 27, 2024
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$2,727	$1,642	$5,038	$1,362	$1,316	$21	$(252)	$11,854
Items Impacting Comparability:
Other Items	13	29	4	49	—	—	—	95
Comparable (Non-GAAP)	$2,740	$1,671	$5,042	$1,411	$1,316	$21	$(252)	$11,949

	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
% Change — Reported (GAAP)	10	(4)	4	11	2	63	0	5
% Currency Impact	3	(8)	0	4	(2)	(2)	—	0
% Change — Currency Neutral (Non-GAAP)	7	4	4	7	5	65	—	5
% Acquisitions, Divestitures and Structural Changes	0	0	0	0	(2)	0	—	0
% Change — Organic Revenues (Non-GAAP)	7	4	4	7	7	65	—	6

% Change — Comparable (Non-GAAP)	9	(6)	4	5	2	63	—	4
% Comparable Currency Impact (Non-GAAP)	2	(11)	0	(1)	(2)	(2)	—	(1)
% Change — Comparable Currency Neutral (Non-GAAP)	7	4	4	6	5	65	—	5
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(In millions)

Net Operating Revenues by Operating Segment and Corporate:

	Nine Months Ended September 26, 2025
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$8,829	$4,637	$14,643	$4,499	$4,220	$99	$(808)	$36,119
Items Impacting Comparability:
Other Items	34	62	10	20	—	—	—	126
Comparable (Non-GAAP)	$8,863	$4,699	$14,653	$4,519	$4,220	$99	$(808)	$36,245

	Nine Months Ended September 27, 2024
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$8,387	$4,824	$14,138	$4,365	$4,672	$87	$(956)	$35,517
Items Impacting Comparability:
Other Items	(16)	(20)	—	12	—	—	—	(24)
Comparable (Non-GAAP)	$8,371	$4,804	$14,138	$4,377	$4,672	$87	$(956)	$35,493

	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
% Change — Reported (GAAP)	5	(4)	4	3	(10)	13	15	2
% Currency Impact	(1)	(14)	0	(1)	(3)	0	—	(3)
% Change — Currency Neutral (Non-GAAP)	6	10	4	4	(7)	14	—	4
% Acquisitions, Divestitures and Structural Changes	0	0	0	(2)	(9)	0	—	(1)
% Change — Organic Revenues (Non-GAAP)	6	10	4	6	2	14	—	5

% Change — Comparable (Non-GAAP)	6	(2)	4	3	(10)	13	—	2
% Comparable Currency Impact (Non-GAAP)	0	(12)	0	(1)	(3)	0	—	(2)
% Change — Comparable Currency Neutral (Non-GAAP)	6	10	4	4	(7)	14	—	4
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(In millions)

Operating Income (Loss) by Operating Segment and Corporate:

	Three Months Ended September 26, 2025
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$1,097	$897	$1,681	$521	$57	$(271)	$3,982
Items Impacting Comparability:
Asset Impairments	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	—	—	—
Restructuring	—	—	—	—	—	24	24
Other Items	(16)	(10)	(41)	(17)	1	34	(49)
Certain Tax Matters	—	—	—	—	—	—	—
Comparable (Non-GAAP)	$1,081	$887	$1,640	$504	$58	$(213)	$3,957

	Three Months Ended September 27, 2024
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$998	$937	$1,456	$462	$43	$(1,386)	$2,510
Items Impacting Comparability:
Asset Impairments	—	87	—	—	—	—	87
Transaction Gains/Losses	—	—	—	—	—	921	921
Restructuring	—	—	—	—	—	34	34
Other Items	16	29	24	49	(2)	3	119
Certain Tax Matters	—	—	—	—	—	—	—
Comparable (Non-GAAP)	$1,014	$1,053	$1,480	$511	$41	$(428)	$3,671

	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
% Change — Reported (GAAP)	10	(4)	15	13	32	80	59
% Currency Impact	(2)	(16)	0	11	12	0	(4)
% Change — Currency Neutral (Non-GAAP)	12	12	15	2	20	80	63

% Impact of Items Impacting Comparability (Non-GAAP)	3	11	5	14	(10)	30	51
% Change — Comparable (Non-GAAP)	7	(16)	11	(1)	43	50	8
% Comparable Currency Impact (Non-GAAP)	(4)	(18)	0	(3)	13	1	(7)
% Change — Comparable Currency Neutral (Non-GAAP)	11	3	11	2	30	49	15
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(In millions)

Operating Income (Loss) by Operating Segment and Corporate:

	Nine Months Ended September 26, 2025
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$3,487	$2,758	$4,643	$1,792	$235	$(994)	$11,921
Items Impacting Comparability:
Asset Impairments	—	31	—	—	—	—	31
Transaction Gains/Losses	—	—	—	—	—	54	54
Restructuring	—	—	—	—	—	63	63
Other Items	36	62	(115)	20	(1)	54	56
Certain Tax Matters	—	—	—	—	—	—	—
Comparable (Non-GAAP)	$3,523	$2,851	$4,528	$1,812	$234	$(823)	$12,125

	Nine Months Ended September 27, 2024
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$3,360	$2,803	$3,329	$1,765	$297	$(4,271)	$7,283
Items Impacting Comparability:
Asset Impairments	—	87	760	—	—	—	847
Transaction Gains/Losses	—	—	—	—	—	3,030	3,030
Restructuring	—	—	—	—	—	102	102
Other Items	(14)	(20)	83	12	(2)	8	67
Certain Tax Matters	1	—	—	—	—	21	22
Comparable (Non-GAAP)	$3,347	$2,870	$4,172	$1,777	$295	$(1,110)	$11,351

	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
% Change — Reported (GAAP)	4	(2)	39	2	(21)	77	64
% Currency Impact	(5)	(23)	0	(4)	(2)	1	(12)
% Change — Currency Neutral (Non-GAAP)	9	21	40	6	(19)	76	76

% Impact of Items Impacting Comparability (Non-GAAP)	(1)	(1)	31	0	0	51	57
% Change — Comparable (Non-GAAP)	5	(1)	9	2	(21)	26	7
% Comparable Currency Impact (Non-GAAP)	(3)	(19)	0	(4)	(2)	2	(6)
% Change — Comparable Currency Neutral (Non-GAAP)	9	18	9	6	(19)	24	13
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures

Operating Margin:
	Three Months Ended September 26, 2025	Three Months Ended September 27, 2024	Basis Point Growth (Decline)
Reported Operating Margin (GAAP)	31.97%	21.17%	1,080
Items Impacting Comparability (Non-GAAP)	0.10%	(9.55)%
Comparable Operating Margin (Non-GAAP)	31.87%	30.72%	115
Comparable Currency Impact (Non-GAAP)	(1.55)%	0.00%
Comparable Currency Neutral Operating Margin (Non-GAAP)	33.42%	30.72%	270
Impact of Acquisitions, Divestitures and Structural Changes on Comparable Currency Neutral Operating Margin (Non-GAAP)	0.00%	(0.05)%
Underlying Operating Margin (Non-GAAP)	33.42%	30.77%	265

	Nine Months Ended September 26, 2025	Nine Months Ended September 27, 2024	Basis Point Growth (Decline)
Reported Operating Margin (GAAP)	33.01%	20.50%	1,251
Items Impacting Comparability (Non-GAAP)	(0.44)%	(11.48)%
Comparable Operating Margin (Non-GAAP)	33.45%	31.98%	147
Comparable Currency Impact (Non-GAAP)	(1.24)%	0.00%
Comparable Currency Neutral Operating Margin (Non-GAAP)	34.69%	31.98%	271
Impact of Acquisitions, Divestitures and Structural Changes on Comparable Currency Neutral Operating Margin (Non-GAAP)	0.01%	(0.05)%
Underlying Operating Margin (Non-GAAP)	34.68%	32.03%	265

Free Cash Flow (In millions):
Nine Months Ended September 26, 2025
Net Cash Provided by (Used in) Operating Activities (GAAP)	$3,652
Purchases of Property, Plant and Equipment (GAAP)	(1,230)
Free Cash Flow (Non-GAAP)	2,422
Plus: fairlife Contingent Consideration Payment	6,069
Free Cash Flow Excluding the fairlife Contingent Consideration Payment (Non-GAAP)	$8,491

Projected 2025 Free Cash Flow Excluding the fairlife Contingent Consideration Payment (In billions):
Year Ending December 31, 2025
Projected GAAP Net Cash Provided by Operating Activities	$5.9
Plus: fairlife Contingent Consideration Payment	6.1
Projected Cash Flow from Operations Excluding the fairlife Contingent Consideration Payment (Non-GAAP)	12.0
Projected GAAP Purchases of Property, Plant and Equipment	(2.2)
Projected Free Cash Flow Excluding the fairlife Contingent Consideration Payment (Non-GAAP)	$9.8

About The Coca-Cola Company
The Coca-Cola Company (NYSE: KO) is a total beverage company with products sold in more than 200 countries and territories. Our company’s purpose is to refresh the world and make a difference. We sell multiple billion-dollar brands across several beverage categories worldwide. Our portfolio of sparkling soft drink brands includes Coca-Cola, Sprite and Fanta. Our water, sports, coffee and tea brands include Dasani, smartwater, vitaminwater, Topo Chico, BODYARMOR, Powerade, Costa, Georgia, Fuze Tea, Gold Peak and Ayataka. Our juice, value-added dairy and plant-based beverage brands include Minute Maid, Simply, innocent, Del Valle, fairlife and AdeS. We’re constantly transforming our portfolio, from reducing sugar in our drinks to bringing innovative new products to market. We seek to positively impact people’s lives, communities and the planet through water replenishment, packaging recycling, sustainable sourcing practices and carbon emissions reductions across our value chain. Together with our bottling partners, we employ more than 700,000 people, helping bring economic opportunity to local communities worldwide. Learn more at www.coca-colacompany.com and follow us on Instagram, Facebook and LinkedIn.

The information contained on, or that may be accessed through, our website or social media channels is not incorporated by reference into, and is not a part of, this document.

Forward-Looking Statements
This press release may contain statements, estimates or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,””opportunity,” “ahead,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause The Coca-Cola Company’s actual results to differ materially from its historical experience and our present expectations or projections. These risks include, but are not limited to, unfavorable economic and geopolitical conditions, including the direct or indirect negative impacts of the conflict between Russia and Ukraine and conflicts in the Middle East; increased competition; an inability to be successful in our innovation activities; changes in the retail landscape or the loss of key retail or foodservice customers; an inability to expand our business in emerging and developing markets; an inability to successfully manage the potential negative consequences of our productivity initiatives; an inability to attract or retain specialized or top talent with perspectives, experiences and backgrounds that reflect the broad range of consumers and markets we serve around the world; disruption of our supply chain, including increased commodity, raw material, packaging, energy, transportation and other input costs; an inability to successfully integrate and manage our acquired businesses, brands or bottling operations or an inability to realize a significant portion of the anticipated benefits of our joint ventures or strategic relationships; failure by our third-party service providers and business partners to satisfactorily fulfill their commitments and responsibilities; an inability to renew collective bargaining agreements on satisfactory terms, or we or our bottling partners experience strikes, work stoppages, labor shortages or labor unrest; obesity and other health-related concerns; evolving consumer product and shopping preferences; product safety and quality concerns; perceived negative health consequences of processing and of certain ingredients, such as non-nutritive sweeteners, color additives and biotechnology-derived substances, and of other substances present in our beverage products or packaging materials; failure to digitalize the Coca-Cola system; damage to our brand image, corporate reputation and social license to operate from negative publicity, whether or not warranted, concerning product safety or quality, workplace and human rights, obesity or other issues; an inability to successfully manage new product launches; an inability to maintain good relationships with our bottling partners; deterioration in our bottling partners’ financial condition; an inability to successfully manage our refranchising activities; increases in income tax rates, changes in income tax laws or the unfavorable resolution of tax matters, including the outcome of our ongoing tax dispute or any related disputes with the U.S. Internal Revenue Service (“IRS”); the possibility that the assumptions used to calculate our estimated aggregate incremental tax and interest liability related to the potential unfavorable outcome of the ongoing tax dispute with the IRS could significantly change; increased or new indirect taxes; changes in laws and regulations relating to beverage containers and packaging; significant additional labeling or warning requirements or limitations on the marketing or sale of our products; litigation or legal proceedings; conducting business in markets with high-risk legal compliance environments; failure to adequately protect, or disputes relating to, trademarks, formulas and other intellectual property rights; changes in, or failure to comply with, the laws and regulations applicable to our products or our business operations; fluctuations in foreign currency exchange rates; interest rate increases; an inability to achieve our overall long-term growth objectives; default by or failure of one or more of our counterparty financial institutions; impairment charges; an inability to protect our information systems against service interruption, misappropriation of data or cybersecurity incidents; failure to comply with privacy and data protection laws; evolving sustainability regulatory requirements and expectations; increasing concerns about the environmental impact of plastic bottles and other packaging materials; water scarcity and poor quality; increased demand for food products, decreased agricultural productivity and increased regulation of ingredient sourcing due diligence; climate change and legal or regulatory responses thereto; adverse weather conditions; and other risks discussed in our filings with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2024, and subsequently filed Quarterly Reports on Form 10-Q, which are available from the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements.